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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 24, 2001


                                     1-6880
                            ------------------------
                            (Commission File Number)


                                  U.S. BANCORP
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


       DELAWARE                                               41-0255900
------------------------                             ---------------------------
(State of Incorporation)                             (IRS Identification Number)


                                 U.S. Bank Place
           601 Second Avenue South, Minneapolis, Minnesota 55402-4302


                                 (612) 973 1111
                         -------------------------------
                         (Registrant's telephone number)


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ITEM 5 OTHER EVENTS


DOCUMENT INCORPORATED HEREIN:


Press Release by U.S. Bancorp dated July 24, 2001





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       U.S. BANCORP

                                       By: /s/  Jennie P. Carlson
                                           -------------------------------------
                                           Name:  Jennie P. Carlson
                                           Title: Secretary

Date:    July 24, 2001

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[USBANCORP LOGO]


601 Second Ave. South                                     News Release
Minneapolis, MN  55402

CONFIDENTIAL DRAFT

CONTACTS:
Teri Charest               H. D. McCullough              Jeff Schroeder
U.S. Bancorp/Media         U.S. Bancorp/Analysts         NOVA/Media
(612) 973-4594             (612) 973-2261                (770) 698-1008


         U.S. BANCORP ANNOUNCES PLAN TO REPURCHASE 56.4 MILLION SHARES
                        AND CLOSURE OF NOVA TRANSACTION

MINNEAPOLIS (July 24, 2001) - The board of directors of U.S. Bancorp (NYSE: USB) recently approved a plan to repurchase 56.4 million shares of its outstanding common stock to replace shares issued in connection with today's closing of U.S. Bancorp's previously announced acquisition of NOVA Corporation. Also, U.S. Bancorp plans to issue convertible debt securities during the third quarter of 2001 in connection with the financing of the NOVA transaction.

         U.S. Bancorp's common stock shares may be repurchased in the open market or in privately negotiated transactions. The reacquired common shares will be held as treasury shares and may be reissued for various corporate purposes.

         Minneapolis-based U.S. Bancorp, with assets in excess of $165 billion, is the 8th largest financial services holding company in the United States. The company operates 2,231 banking offices and 5,208 ATMs, and provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions. U.S. Bancorp is the parent company of Firstar Banks and U.S. Bank. Visit U.S. Bancorp on the web at usbank.com and Firstar Bank at firstar.com.